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Exhibit 10.25

LEASE AMENDMENT #3

        This Amendment is dated for referenced purposes only July 23, 2002, by and between, Marvin L. Oates, as Trustee of the Marvin L. Oates Trust Dated March 7, 1995, as Amended and Restated December 20, 2001 as Lessor, and overstock.com, a Utah corporation, as Lessee.

RECITALS

        1.    The Parties hereto have entered into a certain Lease ("LEASE") dated March 15, 2000, regarding promises described therein as 955 South 3800 West, Suite 100, Salt Lake City, Utah 84104, consisting of approximately 109,725 square feet of warehouse space, including approximately 1,500 square feet of office space.

        2.    The Parties amended the Lease with Lease Amendment #1 dated August 28, 2000 providing for temporary space and exercising tenant's option to lease the adjacent space. Tenant's space was increased by 109,725 square feet, from 109,725 to 219,450 square feet, for a total of 175,560 square feet of termed space and 43,890 of month-to-month space.

        3.    The Parties amended the Lease with Lease Amendment #2 dated November 12, 2001 converting the 43,890 square feet of month-to-month space to termed space and voiding Lessee's right of first refusal.

        4.    The Parties now desire to amend the Lease to expand the Premises by 43,890 square feet for one (1) year.

AGREEMENT

        The parties agree as follows:

        EXPANSION SPACE: Lessee shall Lease two (2) additional bays for one (1) year and in accordance with the following terms and conditions:

        A.    Premises: The two (2) bays immediately to the west of and adjacent to the Premises (see Exhibit A)

        B.    Size: Premises shall expand by 43,890 square feet, from 219,450 square feet to 263,340 square feet

        C.    Pro Rata Share: Lessee's pro rata share shall be increased by 12.39%, from 61.95% to 74.34%

        D.    Expansion Space Commencement Date: August 1, 2002

        E.    Expansion Space Expiration Date: July 31, 2003

        F.    Tenant Improvements: Lessor shall, at Lessor's expense, shall provide—three (43) 400 watt metal halide light fixtures in the Expansion Space and the one (1) bay immediately to the East of the Expansion Space, exact location to be specified by Lessee. All heaters serving the expansion space shall be connected to Tenant's separate motor by Lessor. Lessee shall be responsible for moving the fence which demises the Premises.

        G.    Rent Schedule: Monthly rent will be increased by $11,850.30 per month ($0.27 p.s.f.) NNN, from $63,640.50, to $75,490.80 as follows:

	Old Space	Expansion Space		Total
August 1, 2002 - August 19, 2002	$63,640.50	$11,850.30		$75,490.80 NNN
August 20, 2002 - July 31, 2003	$65,835.00	$11,850.30		$77,685.30 NNN
August 1, 2003 - August 19, 2003	$65,835.00	$0.00	*	$65,835.00 NNN
August 20, 2003 - August 19, 2004	$68,029.50	$0.00	*	$68,029.50 NNN
August 20, 2004 - August 19, 2005	$70,224.00	$0.00	*	$70,224.00 NNN

*
Rent for the Expansion Space shall continue after July 31, 2003 and be subject to Paragraph 26 of the Lease until Lessee vacates the Expansion Space and completes a walk-thru with the property manager.

        All other terms and conditions of the Lease shall remain the same in full force and effect.

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year written below.

LESSOR:		LESSEE:
Marvin L. Oates as Trustee of the Marvin L. Oates Trust dated March 7, 1995, As Amended and Restated December 20, 2001		overstock.com a Utah corporation
By:	/s/ MARVIN L. OATES Marvin L. Oates Trustee of the Marvin L. Oates Trust dated March 7, 1995, As Amended and Restated December 20, 2001	By:	/s/ JIM HYDE Jim Hyde Chief Operating Officer
Date:		Date:	July 23, 2000

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Salt Lake City Distribution Center

955 S. 3800 W., Salt Lake City, Utah

Site Plan -- 354,255 SF

BUZZ OATES REAL ESTATE

Exhibit A

570'
399'
220'
385'
55'
57'
overstock.com
Suite 100
219,450 SF
overstock.com
Expansion
Space
43,890 SF
Available
90,915 SF
3800 West
955 South
N

The information contained herein has been obtained from sources deemed reliable. We cannot, however, guarantee its accuracy. All information should be verified prior to purchase or lease. 7-22-02

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  Exhibit 10.25
LEASE AMENDMENT #3